                                                                     EXHIBIT 4.3


(BANCTEC, INC. EMPLOYEE STOCK PURCHASE PLAN BROCHURE)

AN OPPORTUNITY TO PURCHASE
BANCTEC, INC.
COMMON STOCK
THROUGH PAYROLL DEDUCTIONS
----------------------------------

The BancTec, Inc. (BancTec) Employee Stock Purchase Plan (ESPP) presents you with the opportunity to acquire stock ownership in BancTec. The ESPP provides a way for you to share in the growth and success of your Company not only as an employee, but also as a shareholder.

The BancTec ESPP enables you to purchase shares of BancTec Common Stock at a 15% discount through payroll deductions. For as little as 1% of your base pay per pay period, you can invest for the future and become a shareholder of BancTec. In addition, you will save on brokerage fees and other costs related to purchasing shares of BancTec stock.

BancTec has arranged with Smith Barney Inc. (Smith Barney), one of the nation's leading investment firms, to maintain individual employee accounts for those who elect to participate. Smith Barney will maintain the accounts and mail a statement to the participant following each transaction.

This brochure and the ESPP Prospectus will attempt to explain all aspects of the ESPP. If you have any additional questions, please contact your Option Plan Administrator or a Smith Barney representative. You can reach Smith Barney toll-free at 1-800-367-4777 (between 8:30 a.m. and 5:30 p.m. Eastern Standard
Time), or by writing or faxing a letter to:

     Smith Barney
     EMSIP Department
     388 Greenwich Street, 18th Floor
     New York, New York 10013
     FAX: (212) 816-3226

Participation by eligible employees is entirely voluntary and BancTec will make no recommendations to its employees regarding participation in the ESPP.

DISCOUNT

Under the ESPP, shares of BancTec Common Stock are purchased at a 15% discount from the lesser of (a) the Initial Offering Price (IOP), or (b) the Alternate Offering Price (AOP). The IOP is the Fair Market Value (closing stock price) of the shares on the 1st business day of the offering period (for the first offering period the IOP is the closing price on June 1, 1996 and the AOP is the closing price on December 31, 1996). The AOP is the Fair Market Value (closing stock price) as of the last business day of the purchase period in December.

ELIGIBILITY

You are eligible if on the December 1 immediately preceding the purchase period (June 1, 1996 for the first offering period), (a) you have been employed 90 days or more, (b) you work at least 20 hours per week and five months per year, and
(c) you are not excluded from plan participation by a specific provision of the ESPP.

EMPLOYEE'S ACCOUNT WITH SMITH BARNEY INC.
--------------------------------------------

Smith Barney will open and maintain accounts for participants in the ESPP, accept contributions annually, and will allocate on behalf of BancTec employees whole shares of the total subscribed BancTec Common Stock at the discounted price.

BancTec will pay all fees to Smith Barney on purchases made through payroll deduction. Smith Barney commissions and charges in connection with sales or purchases made other than by payroll deduction will be payable by the employee who initiates the transaction.

OPENING ACCOUNT

An eligible employee who elects to participate in the ESPP must open an account with Smith Barney by:

1.  Completing the attached authorization for payroll deductions; and

2. Executing the attached purchase order, authorizing Smith Barney to establish the employee account; and

3. Completing the substitute IRS W-9 form at the bottom of the purchase order form, which is needed to certify that you are not subject to backup withholding; and

4.  Forwarding all completed forms to your Option Plan Administrator.

DEDUCTION AUTHORIZATION

You may designate from 1% to 10% of your base pay deducted per pay period. The amount of the deduction may not exceed $25,000 of the Fair Market Value of the stock per calendar year (as required by the I.R.S.). All stock amounts withheld are "after tax." Base pay means basic gross annual salary (excluding commissions, overtime, bonuses or approved expenses) as of the December 1 (June 1, 1996 for the first offering period) immediately preceding the purchase period. BancTec will send to Smith Barney as soon as possible following the end of each purchase period a list of the amounts deducted for each employee. Upon receipt of this information, Smith Barney will allocate full shares to each employee account based on the appropriate subscribed shares and discounted purchase price. Smith Barney will maintain on its books a Stock Purchase Plan account for each participating employee and mail a statement of account following each transaction.

Stock dividends and/or any stock splits with respect to shares held in the employee's account will be credited to the account without charge. For cash dividends (when paid), Smith Barney will reinvest the amount in additional shares of BancTec. At any time, the employee may instruct Smith Barney to sell a part or all of the full and fractional interest in shares held in the employee's account. Upon request, Smith Barney will mail to the employee a check for the proceeds, less the brokerage commission and any transfer taxes, registration fee or other normal charges which are customarily paid by sellers of shares. The relationship between Smith Barney and the employee is the normal relationship of a broker and client. BancTec does not assume any responsibility in this respect. There will be no charge to the employees for Smith Barney's custody of stock certificates, or in connection with notices, proxies or other such material.

QUESTIONS AND ANSWERS
----------------------------------

What is the purpose of the ESPP?

The purpose of the ESPP is to give eligible employees an opportunity to acquire an ownership interest in BancTec.

The ESPP offers employees an inexpensive and convenient way to purchase BancTec Common Stock. Participants purchase shares at a 15% discount, receive a discount on brokerage fees, and BancTec pays all fees relating to the purchase of stock through the ESPP. The ESPP encourages regular, scheduled investing and is a means of supplementing your individual investing program.

Is there a guarantee against loss under the ESPP?

No. There is no guasantee against loss due to market fluctuations. The investor, in seeking the benefits of share ownership, must also accept the risks.

How is this ESPP different from a 401(k) Plan?

Unlike the 401(k) Plan, your contributions to the ESPP are made with after-tax dollars. Therefore, your contributions to the ESPP will not reduce your annual W-2 income. Also, unlike the 401(k), you may sell your stock at any time without paying an early withdrawal penalty. However, the gain or loss you realize must be reported on your individual income tax return during the year of sale. The discount portion of your purchase price may be subject to specific tax treatment depending on how long you owned the stock. Please refer to the Prospectus or consuIt a tax professional for details.

Can I change the amount of my payroll deduction?

No. An employee may not change his payroll deduction during the purchase period. You may stop contributing to the ESPP at any time; however, you will not be able to re-enroll until the next offering period.

What is the maximum number of shares that can be purchased?

The maximum shares that can be purchased under the ESPP is the lesser of the employees' aggregate annual payroll deduction divided by the lOP, the IRS maximum of $25,000 of Fair Market Value of the stock per calendar year or 500 shares.

How are the shares purchased?

Shares are purchased annually and deposited in your Smith Barney account. Smith Barney will purchase from BancTec as many subscribed whole shares as elected by the participants based on the appropriate discount price.

How much do I pay for the shares?

Stock prices fluctuate by the minute depending upon the supply and demand of the stock. The price you pay will be 85% of the lesser of (a) the Initial Offering Price (lOP), or (b) the Alternate Offering Price (AOP). The lOP is the Fair Market Value (closing stock price) of the shares on the 1st day of the December immediately preceding the purchase period (for the first offering period the lOP is the closing price on June 1, 1996 and the AOP is the closing price on December 31, 1996). The AOP is the Fair Market Value (closing stock price) as of the last business day of the purchase period. You do not pay any brokerage fees (except dividend reinvestment) or other costs for purchases made through the ESPP.

Are there any transfer restrictions?

Yes. You cannot transfer or pledge your right to receive shares. If you wish to transfer or pledge your shares, you will need to take delivery of your shares.

Will I automatically receive share certificates when I purchase shares under the ESPP?

No. Certificates for shares of common stock purchased under the ESPP will be held by Smith Barney in "street name" (without charge), but can be delivered to you upon written request. There is a charge of $15.00 for issuance of the certificates. The number of shares credited to your account under the ESPP will be shown on your statement of account. This feature protects against loss, theft, or destruction of stock certificates.

Will I have the same rights as any other shareholder of BancTec?

Yes. These rights include the right to vote and the right to receive information generally sent to shareholders, such as the annual report and proxy statement.

May I make additional stock purchases directly with Smith Barney?

Yes. You can use Smith Barney to purchase additional BancTec stock outside of the BancTec ESPP. Simply send your check (minimum $100, no third party checks) or money order payable to Smith Barney with a Transaction Order Form or a written request to purchase BancTec stock. Please mail your check and form to:

        Smith Barney Inc.
        388 Greenwich Street, 18th Floor
        New York, New York 10013
        ATTN:  EMSIP Department

Please write your social security number on your check or money order. You will receive a discount on brokerage fees for any BancTec stock sold through Smith Barney. However, note that BancTec stock purchases made other than through ESPP payroll deductions will not receive the 15% discount.
                        ---

What must I do to sell my stock?

If you wish for your order to be executed immediately, just call 1-800-367-4777 and indicate your order to sell. Please have your Social Security or Tax ID number and 4 digit PIN available to access your account. You may be asked to follow-up with a written letter or a transaction order form (available from your local Human Resources Manager or Option Plan Administrator). If you are not concerned with immediate execution of your order, mail or fax a transaction order form or a written request to:

        Smith Barney Inc.
        388 Greenwich Street, 18th Floor
        New York, New York 10013
        ATTN:  EMSIP Department
        FAX:       (212) 816-3226

How do I withdraw from the ESPP?

You may withdraw from the ESPP at any time by providing written notice to your Option Plan Administrator. Partial withdrawals are not permitted. As soon as possible, after receipt of this notification, you will be mailed a check for refund of any full balance accumulated in your account that has not been applied toward the purchase of shares. Once you withdraw, you may not resume participation until the next offering period.

Can I continue in the ESPP after I leave the Company?

No. Because shares purchased under the ESPP are based on payroll deductions, your participation in the ESPP must be terminated upon your retirement, resignation, death, or other termination of employment. However, you may continue to maintain your account with Smith Barney and make direct purchases if you wish. You will pay the entire cost of each transaction.

What kind of records do I need to keep for tax purposes?

It is very important to keep all statements that Smith Barney sends to you as the information on the statements will verify your actual cost of the shares of stock. When you sell the stock, you will need to know your cost in order to compute the proper amount of gain or loss on the sale.

Can I name a beneficiary for my ESPP account?

No. The balance of your account would be paid directly to your estate. You do, however, have the option to open a joint account with right of survivorship with your spouse or any other person of legal age.

Will the receipt of purchase rights or the purchase of shares on my behalf under the ESPP result in taxable income?

The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under such a plan, no taxable income is reportable by the participant either upon receipt of the purchase right at the time of entry into the purchase period or upon the purchase of shares on the purchase date.

When and how will I be subject to Federal income taxes on the purchased shares?

You will recognize taxable income in the year in which there is a disposition of the purchased shares. Your federal income tax liability will depend on whether you make a qualifying or disqualifying disposition of the purchased shares. A qualifying disposition will occur if the sale or other disposition of the shares is made after you have held the shares for (i) more than two years after the start date of the purchase period and (ii) more than one year after the actual purchase date. A disqualifying disposition is any sale or other disposition which is made prior to the satisfaction of either of the two minimum holding period requirements. For further detail on the tax consequences of the ESPP please refer to the Prospectus and consult with a tax professional.

TERMS AND CONDITIONS
----------------------------------

TO: SMITH BARNEY

I have received a copy of the ESPP Prospectus and I hereby affirm that I have attained the age of majority in the state in which I reside. I agree that the following terms and conditions shall govern the handling of my account by Smith Barney under this purchase order.

1. All provisions of the Constitution, rules and regulations and all customs and usages of the Exchange or marketplace where transactions are executed, as from time to time in effect shall apply.

2. Periodic payments for my account from 1% to 10% of my base pay, not to exceed $25,000 of Fair Market Value of the stock per calendar year will be made through payroll deductions by my employer, for the purchase of Common Stock of BancTec. Upon purchase of these shares, full shares will be allocated to my account on the basis of the maximum subscribed shares and the applicable discounted purchase price per share.

3. Purchases other than by payroll deductions may be ordered at any time by direct remittance to Smith Barney. Such purchase orders and sales initiated and transmitted in writing will be executed at the opening of the market or as soon as practicable thereafter, on the business day following receipt of the order. Sell orders transmitted by phone will be entered for execution immediately.

4. My pro-rata share of stock dividends and stock splits shall be credited to my account. Cash dividends and proceeds of sales of rights and other distributions received for my account can be reinvested in additional shares of BancTec unless I notify you to the contrary in writing. In the absence of receiving timely instructions from me with respect to tenders or exchanges, you are authorized to tender or exchange my shares whenever in your opinion it would be in my best interest to do so.

5. Fees for purchases made through payroll deductions will be paid by my employer. Commissions on purchases other than by payroll deductions and on sales will be charged to me at the special plan rates prevailing at Smith Barney at the time of the transaction.

6. I have the option to revise my payroll deduction within the specified limits or withdraw from the Plan by notifying my employer in writing. If I terminate my payroll deduction, Smith Barney shall continue to maintain the account for a reasonable period of time unless I elect to close it. I may at any time direct that all or part of the shares be sold or that a certificate for all or part of the full shares held in my account be registered in my name and mailed to me subject to the certificate withdrawal fee. Also, I may deposit in my account any additional shares of BancTec to be held by Smith Barney in "street name".

7. Copies of annual reports, proxy statements, and any other material issued to stockholders will be mailed to me, provided the balance in my account is one share or more.

8. In the event you are advised of my death or legal incapacity, my account will be terminated as to future purchases and any securities and cash shall be held, pending receipt of instructions and supporting documents from my legal representative.

9. BancTec reserves the right to discontinue the ESPP Program at any time it deems advisable. Smith Barney may also discontinue its services as operating broker for the ESPP upon written notice to me.

                               SMITH BARNEY INC.
                                  MEMBER SIPC
                        388 GREENWICH STREET, 18TH FLOOR
                            NEW YORK, NEW YORK 10013

PURCHASE ORDER FORM
----------------------------------

TO:  SMITH BARNEY

I elect to invest in the Common Stock of BancTec, Inc. through payroll deductions. I reserve the right to cancel this order at any time, without penalty or charge, by notifying you in writing and you may cancel this order at any time by notifying me in writing. Purchases made before a cancellation notice is received will not be affected by such notice. The terms and conditions set forth on the back of this folder are a part of this purchase order.


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Employee Print or Type Full Legal Name (Mrs. Jane A. Doe, not Mrs. John A. Doe)


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If Applicable. Print or Type Name of Joint Owner


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Employee Signature


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Signature of Joint Owner, Sign Legal Name (Mrs. Mary K. Doe, not Mrs. John A.
Doe)


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Home Address


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City and State                                               Zip Code


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Citizenship


SHAREHOLDER INFORMATION

To improve communications between companies and their shareholders, the Securities and Exchange Commission has adopted Rule 14b-l(c), which allows companies to communicate directly with non-objecting beneficial owners. Under this rule, unless you object, Smith Barney will be required to provide your name, address and share balance to the company whose security you own. The Rule prohibits companies from using this information for any purpose other than to communicate directly with you. Please check this box only if you object to the disclosure of this information. (Box)
                                -----

CERTIFICATION OF TAX I.D. SUBSTITUTE IRS W-9 FORM

Please indicate your Social Security or Tax I.D. number.

--------------------------------------------------------------------------------
I certify under the penalties of perjury (1) that the number above is my correct Social Security or taxpayer identification number and (2) that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.


--------------------------------------------------------------------------------
Signature                                  Date

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding.

BANCTEC, INC.
EMPLOYEE STOCK PURCHASE PLAN
----------------------------------

To open an account, just fill out this form and return to:
     BancTec, Inc.
     Option Plan Administrator
     4435 Spring Valley Road
     Dallas, TX 75244


Joint Account
With Rights of Survivorship

To: SMITH BARNEY INC.

In connection with our Joint Account with rights of survivorship, we confirm that:

1. In all matters pertaining to the account, you may act upon instructions from either of us.

2. If both of us reside in a state other than Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Puerto Rico, upon the death of either of us, all securities, funds, and property in the joint account shall be the sole property of the survivor.

3. If either of us resides in the state of Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, or Puerto Rico, upon the death of either of us all securities, funds, and property in the joint account shall be divided, with one half belonging to the survivor and one half belonging to the estate of the deceased.


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Employee Signature                                Date


--------------------------------------------------------------------------------
Signature of Joint Owner                          Date

BANCTEC, INC.
EMPLOYEE STOCK PURCHASE PLAN

----------------------------------
PAYROLL DEDUCTION AUTHORIZATION

I hereby authorize the Company to withhold the amount specified here below from my Eligible Compensation. I further authorize the Company to apply the amounts withheld toward the purchase of shares of BancTec Common Stock under the BancTec Employee Stock Purchase Plan. I understand that this deduction authorization may be increased or decreased within the ESPP guidelines or terminated by me at any time upon notifying my employer.

________________________________________%
*Deduction Amount Per Pay Period.

* You may authorize a deduction amount of 1% to 10% of your base pay up to the I.R.S. maximum of $25,000 of Fair Market Value of the stock per calendar year. Base pay is basic annual salary (excluding commissions, overtime, bonuses, or approved expenses) as of the December 1 immediately preceding the purchase period. All ESPP deductions are "after-tax."



------------------------------------------------
Employee Name (Print or Type)



------------------------------------------------
Social Security Number



------------------------------------------------
Location



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Employee Signature                  Date



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FOR PAYROLL USE ONLY:


Date of Employment:
                    ----------------------------


Date of Entry Into Plan:
                         -----------------------


Entered By:                     Date:
            -------------------      -----------

PLEASE RETURN ALL FORMS TO YOUR
OPTION PLAN ADMINISTRATOR AT:
    BANCTEC, INC.
    4435 SPRING VALLEY ROAD
    DALLAS, TX 75244
------------------------------------------------



This document constitutes part of a prospectus covering securities registered under the Securities Act of 1933, as amended.